   As filed with the Securities and Exchange Commission on November 30, 1995.
                      Registration Statement No. 33-64602

================================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            --------------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                            --------------------

                           JONES INTERCABLE, INC.
           (Exact name of Registrant as specified in its charter)

          Colorado                                            84-0613514
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)


                            9697 East Mineral Avenue
                           Englewood, Colorado 80112
                                 (303) 792-3111
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)


                              Elizabeth M. Steele
                         Vice President/General Counsel
                            9697 East Mineral Avenue
                           Englewood, Colorado 80112
                                 (303) 792-3111
                    (Name, address, including zip code, and
          telephone number, including area code, of agent for service)


                                   Copies to:

                              Robert S. Zinn, Esq.
                                    Counsel
                             Jones Intercable, Inc.
                            9697 East Mineral Avenue
                           Englewood, Colorado 80112
                                 (303) 792-3111

DEREGISTRATION OF UNSOLD SECURITIES


         Registrant hereby requests deregistration of 3,500,000 shares of Class A Common Stock, $.01 par value per share, of the Registrant, which were not sold.

                                 SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 33-64602 to be signed on its behalf by the undersigned, thereunto authorized, in the City of Englewood and the State of Colorado on the 29th day of November, 1995.


                                       JONES INTERCABLE, INC.



                                       By:  */s/ Glenn R. Jones
                                            -------------------
                                            (Glenn R. Jones)
                                            Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to a Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 SIGNATURE                                     TITLE                       DATE
 */s/ Glenn R. Jones                           Chairman of the Board       November 29, 1995
  ------------------                           and Chief Executive
 (Glenn R. Jones)                              Officer (Principal
                                               Executive Officer)



 */s/ Kevin P. Coyle                           Group Vice                  November 29, 1995
  ------------------                           President/Finance
 (Kevin P. Coyle)                              (Principal Financial
                                               Officer)


 /s/ Larry W. Kaschinske                       Controller (Principal       November 29, 1995
 -----------------------                       Accounting Officer)
 (Larry W. Kaschinske)


 */s/ James B. O'Brien                         President and Director      November 29, 1995
  --------------------
 (James B. O'Brien)



 /s/ Raymond L. Vigil                          Group Vice                  November 29, 1995
 --------------------                          President/Human
 (Raymond L. Vigil)                            Resources and Director

 /s/ Robert S. Zinn                            Director                    November 29, 1995
 ------------------
 (Robert S. Zinn)



 /s/ David K. Zonker                           Director                    November 29, 1995
 -------------------
 (David K. Zonker)



 */s/ James J. Krejci                          Director                    November 29, 1995
  -------------------
 (James J. Krejci)

 /s/ Derek H. Burney                           Director                    November 29, 1995
 -------------------
 (Derek H. Burney)


 --------------------------------              Director
 (Christine J. Marocco)

 --------------------------------              Director
 (Daniel E. Somers)

 --------------------------------              Director
 (Donald L. Jacobs)


 --------------------------------              Director
 (William E. Frenzel)

 --------------------------------              Director
 (John A. MacDonald)


 --------------------------------              Director
 (Robert B. Zoellick)



 *By:  /s/ Elizabeth M. Steele
       -----------------------
       (Elizabeth M. Steele)
       Attorney-in-fact






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